UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant.
On January 27, 2014, the Great Plains Energy Incorporated ("Great Plains Energy") 401(k) Savings Plan ("Plan") dismissed Deloitte & Touche LLP ("Deloitte") as the Plan’s independent registered public accounting firm. Deloitte continues to serve as the independent registered public accounting firm for the Plan’s sponsor, Great Plains Energy.
Effective January 27, 2014, the Plan appointed Mayer Hoffman McCann P.C. ("Mayer Hoffman") as registered public accounting firm for the Plan’s fiscal year ended December 31, 2013. The Plan’s decision to replace Deloitte with Mayer Hoffman was approved by the Administrative Committee of the Plan.
The Deloitte reports on the Plan’s financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.
During the years ended December 31, 2012 and 2011 and through January 27, 2014, (i) there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the Plan’s financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Plan has provided Deloitte a copy of the foregoing statements and requested a letter from Deloitte to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above statements related to Deloitte. A copy of that letter, dated January 30, 2014 is filed as Exhibit 16.1 to this Form 8-K.
During the years ended December 31, 2012 and 2011 and through January 27, 2014, neither the Plan, or Great Plains Energy, as the Plan’s sponsor, nor anyone acting on behalf of the Plan or the Company consulted with Mayer Hoffman regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
16.1	Letter dated January 30, 2014 from Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President - Business Planning and Controller

Date: January 30, 2014

Exhibit Index

Exhibit No.	Description
16.1	Letter dated January 30, 2014 from Deloitte & Touche LLP